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                                                                   EXHIBIT 10.57


                            STOCKHOLDERS AGREEMENT
                            ----------------------

          This STOCKHOLDERS AGREEMENT ("Agreement") is entered into as of November 4, 1998 by and among Intellisys Group, Inc., a Delaware corporation (the "Company"), and Jeff J. Elston and Rolf A. Hogger (the "Stockholders"). The Company and the Stockholders are sometimes referred to herein collectively as the "parties" and individually as a "party;" each of the Stockholders is sometimes referred to herein as a "Stockholder;" and the shares of Common Stock in the Company (whether Purchased Shares, Additional Shares or Returned Shares) to be acquired by the Stockholders are sometimes referred to herein as the "Shares."

                                   RECITALS

          WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 4, 1998 by and among Donald J. Esters and the Stockholders (the "Stock Purchase Agreement"), Esters desires to sell and the Stockholders proposes to acquire 33,332 shares (subject to future adjustment) of Esters' Common Stock in the Company (defined in the Stock Purchase Agreement as the "Purchased Shares"and "Additional Shares"); and

          WHEREAS, it is a condition precedent to the Stockholders acquiring the Purchased Shares and the Additional Shares that each of the Stockholders and shall have entered into this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.

                              CERTAIN DEFINITIONS
                              -------------------

          Unless otherwise specifically set forth in this Agreement, defined terms shall have the meaning set forth in the Stock Purchase Agreement. In addition to the foregoing, the following terms shall have the following respective meanings:

          "Affiliate" with respect to a Person, shall mean any other Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, such Person.

          "Permitted Transferee shall mean (i) any Person who, upon a previous permitted transfer of shares of the Company Common Stock, becomes a signatory to this Agreement or

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other stockholder's agreement with the Company; (ii) immediate family members
(including spouses, children and grandchildren) of a Stockholder; (iii) the executors, administrators, testamentary trustees, legatees, beneficiaries or successors by testamentary or interstate succession of a Stockholder; (iv) a trust or custodianship the beneficiaries of which include only Stockholders or their Permitted Transferees as herein defined; and (v) any Permitted Transferee of a Permitted Transferee as defined herein.

          "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust or any other entity or organization including a government or any subdivision or agency thereof.

          "Public Distribution" shall mean a Public Offering of the Company Common Stock, after which the Company Common Stock is listed on the NASDAQ National Market System or a national securities exchange.

          "Public Offering" shall mean a public offering of common stock (or securities convertible into common Stock) or the Company pursuant to an effective registration statement under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Third Party" shall mean, as to any Stockholder, any person other than a Permitted Transferee of such Stockholder.

                                  ARTICLE 2.

                   NUMBER OF SHARES AND ADJUSTMENTS THERETO
                   ----------------------------------------

          2.1  Number of Shares.
               ----------------

          Each Stockholder shall receive the number of Purchased Shares as set forth in the Stock Purchase Agreement.

          2.2  Adjustment to the Number of Shares.
               ----------------------------------

          The total number of Purchased Shares issued to the Stockholders shall be adjusted as set forth in the Stock Purchase Agreement.

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                                  ARTICLE 3.

                     TRANSFERS OF THE COMPANY COMMON STOCK
                     -------------------------------------

          3.1. Restrictions of Transfer.
               ------------------------

          Each Stockholder agrees that he will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) any of his shares of the Company's Common Stock, or agree to do any of the foregoing (collectively, a "transfer"), except as permitted by Section 3.2 and Articles 4 and 5 of this Agreement.

          3.2. Exception to Restrictions.
               -------------------------

          The provisions of Section 3.1 shall not apply to any of the following transfers:

               (i)  Transfer to a Permitted Transferee as defined herein;

               (ii) Transfers made pursuant to a Public Offering.

          In the event of such a transfer, the transferee shall be subject to
Section 3.1.

          3.3. Legend.
               ------

               (a) All certificates representing shares of the Company Common Stock issued to or acquired by any of the Stockholders of their successors hereto shall bear the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN ADDITION, THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND ARE SUBJECT TO CERTAIN RESTRICTIONS AND LIMITATIONS SET FORTH IN A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDER. COPIES OF THIS AGREEMENT MAY BE REVIEWED BY CONTACTING THE COMPANY.

               (b) No transfer of any share of the Company's Common Stock, other than a transfer to the Company, shall be effective unless such Transfer is made (i) pursuant to an

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effective registration statement under the Securities Act and a valid qualification under applicable state securities or blue sky laws or (ii) without registration under the Securities Act and qualification under applicable state securities or blue sky laws, as a result of the availability of an exemption from registration and qualification under such laws, and, unless waived by the Company in writing, the transferring Stockholder shall have furnished the Company an opinion of counsel, such counsel and such opinion being satisfactory in form and substance to the Company and its counsel, to that effect.

          3.4. Restrictions Binding on Transferees.
               -----------------------------------

          The obligations of each party hereto shall be binding upon each transferee to whom shares of the Company Common Stock is transferred by any party hereto except for transfers pursuant to Public Offering or pursuant to
Article 5 of this Agreement. Prior to consummation of any transfer except for transfers pursuant to a Public Offering or pursuant to Article 5 of this Agreement, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the Company, providing that such transferee shall fully comply with the terms of this Agreement.

          3.5. Improper Transfer.
               -----------------

          Any attempt to transfer any shares of the Company common stock not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                                  ARTICLE 4.

                             RIGHTS OF FIRST OFFER
                             ---------------------

          4.1. Transfer by a Stockholder.
               -------------------------

               (a) Except for the sale of securities contemplated by Article 4 and transfers permitted by Section 3.2, if any Stockholder shall desire to transfer any shares of the Company Common Stock owned by him (such Stockholder desiring to transfer shares of the Company Common Stock being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to transfer shares other than to a Permitted Transferee (a "Notice of Intention"), accompanied by a copy of a proposal relating to such transfer (the "Sale Proposal"), to the Company and to each of the other stockholders of the Company setting forth such Selling Stockholder's desire to make such transfer (which shall be for cash only), the number of shares of the Company Common Stock proposed to be transferred (the "Offered Shares'), and the cash price at and all other terms and conditions on which such selling Stockholder proposes to transfer the Offered Shares (the "Offer Price").

               (b) Upon receipt of the Notice of Intention, the Company shall have the right to purchase at the Offer Price all but not less than all of the Offered Shares, exerciseable by the delivery of notice to the Selling Stockholder (the "Notice of Exercise"), within 30

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calendar days from the date of receipt of the Notice of Intention. The right to purchase pursuant to this Section 4.1 (b) shall terminate if not exercised within 30 calendar days after receipt of the Notice of Intention.

          In the event that, if applicable, the option of the Company referred to in the previous paragraph terminates and there are remaining Offered Shares for which Notices of Exercise have not been received, the Selling Stockholder shall give notice thereof to the other stockholders of the Company, setting forth the number of Offered Shares remaining to be sold pursuant to this Section 4.1(b). Such stockholders shall be have the right to purchase all but not less than all the remaining Offered Shares pro rata based on the number of shares of the company Common Stock owned by each, by delivery of a Notice of Exercise.
The right of the stockholders pursuant to Section 4.1(b) shall terminate if not exercised within 30 calendar days after receipt from the Selling Stockholder of such notice.

               (c) In the event that the Company and/or the other stockholders exercise their rights to purchase all, but not less than all, of the Offered Shares in accordance with Section 4.1(b), then the Selling Stockholder must sell the Offered Shares to the Company and/or to such other stockholders after not less than 30 days and not more than 60 calendar days from the date of the delivery of last Notice of Exercise received by the Selling Stockholder. The Selling Stockholder shall notify the Company and each such other stockholder of the number of Offered Shares to be sold to the Company and such stockholders. Upon the Consummation of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed, by the Selling Stockholder, free and clear of any liens (other than those under this Agreement), against delivery of the Offer Price payable in accordance with the notice specified in Section 4.1(a).

          4.2. Transfer of Offered Shares to Third Parties.
               -------------------------------------------

          If all notices required to be given pursuant to Section 4.1 have been duly given and the Company and/or the other stockholders determine not to exercise their respective options to purchase the Offered Shares at the Offer Price or determine to exercise their respective options to purchase less than all of the Offered Shares then the Selling Stockholder shall have the right, for a period of 120 calendar days from the earlier of (i) the expiration of the last applicable option period pursuant to Section 4.1 with respect to such Sale Proposal or (iii) the date on which such Selling Stockholder receives notice from all other stockholders that they will not exercise in whole or in part the options granted pursuant to Section 4.1, to sell to any Third Party the Offered shares remaining unsold at a price not less favorable than the Offer Price and on terms and conditions as favorable as offered to the Company and the other stockholders.

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          4.3. Waiting Period with Respect to Subsequent Transfers.
               ---------------------------------------------------

          In the event that the Company and/or the other stockholders do not exercise their options to purchase any or all of the Offered Shares, and the Selling Stockholder shall not have sold the remaining Offered Shares to a Third party for any reason before the expiration, as applicable, of the 120-day period described in Section 4.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to Section 4.1 for a period of 90 Calendar days from the last day of such 120-day period.

          4.4. Lapse of Certain Rights of First Offer.
               --------------------------------------

          After a Public Distribution, transfers of shares of the Company Common Stock by a Stockholder shall not be subject to the requirements of this Article 4; provided that such transfers are made in accordance with the exemption
   --------
provided by Rule 144 under the Securities Act.

                                  ARTICLE 5.

                            DRAG-ALONG REQUIREMENTS
                            -----------------------

          5.1. Drag-Along Rights.
               -----------------

          If a Third Party makes a bona fide offer for substantially all of the Company Common Stock, which offer a majority of the Company's stockholders vote to accept, then the stockholders voting in favor of such offer shall have the right (the "Drag-Along Right") to compel the other stockholders to sell and all Stockholders hereby agree to sell all, but not less than all, Shares of the Company Common Stock owned, directly or indirectly, by them to such Third Party; provided, however, that all stockholders shall receive identical consideration
--------  -------
per share pursuant to such transfer. This Drag-Along Right may be exercised by the majority stockholders by providing the other stockholders with notice (the "Drag-Along Notice") setting forth (i) the time and place of the closing of the Drag-Along Right, which time and place shall not be less than 5 business days after the date of the Drag-Along Notice and (ii) the expected consideration to be paid at such closing.

          5.2. Payment of Drag-Along Purchase Price.
               ------------------------------------

          At the closing of the Drag-Along Right, the third party shall remit to all stockholders identical consideration (the cash portion of which, if any, will be in the form of a certified check or similarly available funds) for each share of the Company Common Stock sold pursuant to the Drag-Along Right, against delivery by each stockholder subject to the Drag-Along Right of certificates for all shares of the Company Common Stock owned by each such stockholder, duly endorsed or with duly executed stock powers, warranting as to good and

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marketable title, free and clear of any liens, encumbrances and adverse claims, and the compliance with any other conditions of closing applicable to the other Stockholders.

                                  ARTICLE 6.

                                  TERMINATION
                                  -----------

          6.1. Certain Terminations.
               ---------------------

               (a) The provisions of this Agreement shall terminate on the date on which any of the following events first occurs: (i) a Public Distribution,
(ii) the sale of all or substantially all the assets of the Company to a Person that is not an Affiliate of the Company, or (iii) the sale of all or substantially all the Company Common Stock pursuant to Article 5 hereof.

               (b) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any Shares of the Company Common Stock (except if such shares are transferred in violation of this Agreement).

                                  ARTICLE 7.

                                 MISCELLANEOUS
                                 -------------

          7.1. Successors and Assigns.
               ----------------------

          Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Article 3 (if applicable) as provided therein in all respects. If any transferee of any Stockholder shall acquire any shares of the Company Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

          7.2. Notices.
               -------

          Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt )or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

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               (i)  If to the Company addressed to its principal executive offices to the attention of its Chairman; and

               (ii) If to a Stockholder, to the address of such Stockholder set forth in the stock records of the Company, or to such other address as such Stockholder shall have specified by notice given to the other parties in the manner specified above.

          7.3. Recapitalizations, Exchanges, Etc., Affecting the Company Common
               ----------------------------------------------------------------
Stock.
------

          The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Company Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Company Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          7.4. Specific Performance, Etc.
               --------------------------

          The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          7.5. Governing Law.
               --------------

          This Agreement shall be governed by and construed in accordance with the internal law of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.


          7.6. Entire Agreement.
               -----------------

          This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, negotiations or representations by or among the parties or their representatives, whether written or oral, to the extent they related in any way to the subject matter hereof.

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          7.7. No Amendment.
               -------------

          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Stockholder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.8. Construction.
               -------------

          The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

          7.9. Severability.
               -------------

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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          7.10.  Counterparts.
                 ------------

          This Agreement may be executed in ore or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

INTELLISYS GROUP, INC.

By: /s/ Donald J. Esters
   -----------------------------

Name: Donald J. Esters

Title: Chairman of the Board

STOCKHOLDERS


/s/ Jeff J. Elston
--------------------------------
Jeff J. Elston



/s/ Rolf A. Hogger
-----------------------------
Rolf A. Hogger

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